Exhibit 1.1

Execution Version

ASSURANT, INC.

6.100% Senior Notes due 2026

UNDERWRITING AGREEMENT

February 23, 2023

February 23, 2023

To the Managers named in Schedule I hereto

for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Assurant, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the aggregate principal amount of its debt securities identified in Schedule I hereto (the “Securities”), to be issued under the indenture (the “Base Indenture”), dated as of March 28, 2013, between the Company and U.S. Bank Trust Company, National Association (successor to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee, dated as of the Closing Date (as defined below). If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to the securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated January 22, 2021 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Issuer Free Writing Prospectus” has the meaning set forth in Rule 433(h) of the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,”

“preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

As described in the Time of Sale Prospectus and the Prospectus, the Company intends to use the net proceeds from this offering (and available cash on hand) to redeem a portion of the $225 million outstanding aggregate principal amount of the Company’s 4.20% Senior Notes due 2023 and to pay related premiums, fees and expenses.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters as of the date hereof, as of the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers (the “Initial Sale Time”) and at the Closing Date (as defined in Section 4) (in each case, a “Representation Date”) that:

a) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the best of the Company’s knowledge, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Base Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

At the respective times the Registration Statement and any post-effective amendments thereto (including the filing with the Commission of the Company’s Annual Report on Form 10-K for the period ended December 31, 2022 (the “Annual Report on Form 10-K”)) became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility on Form T-1 of the Trustee under the Trust Indenture Act and (ii) statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with the written information furnished to the Company by any of the Underwriters through the Managers expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Managers consists of the information described as such in Section 8 hereof.

Each preliminary prospectus, the Time of Sale Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and any preliminary prospectus, the Time of Sale Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System, except to the extent permitted by Regulation S-T.

b) Time of Sale Prospectus. As of the Initial Sale Time and at the Closing Date, the Time of Sale Prospectus did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Time of Sale Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Managers specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Managers consists of the information described as such in Section 8 hereof.

c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act.

d) Company is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the date and time this Agreement is executed (“Execution Time”), the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of the Securities under this Agreement or until any earlier date that the Company notified or notifies the Managers as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus the Company has promptly notified or will promptly notify the Managers and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Managers specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Managers consists of the information described as such in Section 8 hereof.

f) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute during the Prospectus Delivery Period (as defined below), any offering material in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Managers or any electronic road show or other written communications reviewed and consented to by the Managers as set forth in Schedule I hereto (each, a “Company Additional Written Communication”), provided that this restriction will not restrict the Company from making any filings with the Commission under the Exchange Act after the Closing Date insofar as they are required to be made under the Exchange Act. Each such Company Additional Written Communication, when taken together with the Time of Sale Prospectus, did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Company Additional Written Communication based upon and in conformity with written information furnished to the Company by any Underwriter through the Managers specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Managers consists of the information described as such in Section 8 hereof.

g) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except (i) for such rights as have been duly waived or (ii) as otherwise disclosed in the Time of Sale Prospectus.

h) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

i) Authorization of the Indenture. Each of the Base Indenture and the First Supplemental Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

j) Authorization of the Securities. The Securities to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

k) Accuracy of Statements. The statements in each of the Time of Sale Prospectus and the Prospectus under the captions “Description of Debt Securities We May Offer” and “Description of the Notes,” insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

l) [Reserved].

m) No Material Adverse Change. Except as otherwise disclosed in the Time of Sale Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Prospectus, there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the financial condition, business, properties, prospects or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”).

n) Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the consolidated financial statements of the Company as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 incorporated by reference in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus and the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act and the Exchange Act and are an independent registered public accounting firm with the Public Company Accounting Oversight Board.

o) Preparation of the Financial Statements. The historical financial statements together with the related notes thereto incorporated by reference or included in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such historical financial statements of the Company comply as to form in all material respects with the accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements are required to be included in the Registration Statement. The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

p) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X, the “Significant Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a material adverse effect on (i) the financial condition, business, properties or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity or (ii) the ability of the Company to perform its obligations under, and consummate the transactions contemplated by this Agreement, the Indenture and the Securities (each, a “Material Adverse Effect”). All of the issued and outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for statutory liens, taxes and governmental charges that are not yet delinquent and similar liens or charges that do not secure indebtedness. The Company does not have any subsidiary that, as of the date of filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, was required to be, but was not, listed on Exhibit 21 thereto.

q) Dividends from Significant Subsidiaries. None of the Company’s Significant Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock or from repaying to the Company any loans or advances to such Significant Subsidiary from the Company, except as disclosed in the Time of Sale Prospectus and the Prospectus.

r) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its Significant Subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under its amended and restated certificate of incorporation or by-laws, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate have a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Time of Sale Prospectus and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any Default under the amended and restated certificate of incorporation or by-laws of the Company or any subsidiary, (ii) will not constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, with respect to clauses (ii) and (iii) only, for any such breaches, Defaults, Debt Repayment Triggering Events or violations as would not, individually or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby, by the Time of Sale Prospectus or by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (the “FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Company, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

s) No Material Actions or Proceedings. Except as disclosed in the Prospectus and the Time of Sale Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against the Company or any of its subsidiaries or (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries, where any such action, suit or proceeding, if determined adversely, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

t) Labor Matters. No material dispute with the employees of the Company or any of its Significant Subsidiaries exists, except as disclosed in the Prospectus and the Time of Sale Prospectus.

u) Intellectual Property Rights. Except as set forth in the Time of Sale Prospectus and the Prospectus, to the best of the Company’s knowledge, the Company or its subsidiaries own or possess a valid right to use all patents, trademarks, service marks, trade names, copyrights, patentable inventions, trade secret, know-how and other intellectual property (collectively, the “Intellectual Property”) used by the Company or its subsidiaries in, and material to, the conduct of the Company’s or its subsidiaries’ business as disclosed in the Time of Sale Prospectus and the Prospectus. Except as set forth in the Time of Sale Prospectus and the Prospectus, to the best of the Company’s knowledge, there is no material infringement by third parties of any of the Company’s Intellectual Property.

v) All Necessary Permits, etc. The Company and each Significant Subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to have or obtain such certificate, authorization, permit, license, approval, consent or other authorization would not individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

w) Title to Properties. Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, the Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(o) above (or elsewhere in the Time of Sale Prospectus and the Prospectus) that are material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the business of the Company and its subsidiaries. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary that are material to the business of the Company and its subsidiaries, taken as a whole, are held under valid and enforceable leases, with such exceptions as are not material to the business of the Company and its subsidiaries.

x) Tax Law Compliance. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and except where a failure to make such filings or payments would not, individually or in the aggregate, have a Material Adverse Effect.

y) Company Not an Investment Company. The Company is not, and after receipt of payment for the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

z) Insurance. The Company and its Significant Subsidiaries are insured with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses. Except as would not, individually or in the aggregate have a Material Adverse Effect, all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect.

aa) Reinsurance Treaties, etc. Except as otherwise disclosed in the Time of Sale Prospectus, (i) all reinsurance treaties, contracts, agreements and arrangements to which the Company or any of its subsidiaries is a party and as to which any of them reported recoverable premiums due or other amounts in its most recent statutory financial statements are in full force and effect, except where the failure of such treaties, contracts, agreements and arrangements to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and (ii) neither the Company nor any of its subsidiaries has received any notice from any other party to any reinsurance treaty, contract, agreement or arrangement that such other party intends not to perform such treaty, contract, agreement or arrangement in any material respect, and the Company has no knowledge that any of the other parties to such treaties, contracts, agreements or arrangements will be unable to perform its obligations under such treaty, contract, agreement or arrangement in any material respect, except where (A) the Company or any such subsidiary has established reserves in its financial statements that it deems adequate for potential uncollectible reinsurance or (B) such nonperformance would not have a Material Adverse Effect.

bb) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

cc) No Unlawful Contributions or Other Payments. Neither the Company, nor any of its subsidiaries, nor any director or officer, nor to the knowledge of the Company, employee, agent or affiliate of, nor any other person acting on behalf of, the Company or any of its subsidiaries has in his or her capacities as such (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; or (ii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws. The Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures reasonably designed to provide for compliance with applicable anti-bribery and anti-corruption laws.

dd) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with the applicable requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

ee) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor, to the best of the knowledge of the Company, any agent or affiliate is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, OFAC’s list of “specially designated nationals and blocked person”) (“SDN List”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country, region or territory that is the subject or the target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities or business of or with any person that, at the time of such funding, is the subject or target of Sanctions, (ii) to fund any activities of or business in any country that, at the time of such funding, is the subject or target of Sanctions or (iii) in any other manner that will result in a violation of Sanctions by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise). For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

ff) Compliance with Environmental Laws. Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

gg) ERISA Compliance. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and its subsidiaries and each “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its subsidiaries, and each such plan established or maintained by any ERISA Affiliate (as defined below) that is subject to Title IV of ERISA (each, a “Plan”), is in compliance with ERISA and the Code (as defined below), as applicable; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) has occurred with respect to any Plan established or maintained by the Company or its subsidiaries, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i)(4) of ERISA) and no Plan that is a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) is in “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (iv) no “reportable event” (as defined under Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Plan; (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); and (vi) neither the Company, its subsidiaries nor any ERISA Affiliate has incurred or reasonably expects to incur any liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan (b) Sections 4971 or 4975 of the Code or (c) Section 4980B of the Code with respect to the excise tax imposed thereunder. Each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and, to the best of the Company’s knowledge, nothing has occurred, whether by action or failure to act, which is reasonably likely to cause disqualification of any such Plan under Section 401(a) of the Code. Except as would not reasonably be expected to result in any material liability to the Company or any of its subsidiaries, no Plan that is subject to the minimum funding rules of Section 302 of ERISA or Section 412 of the Code has failed (whether or not waived), nor is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan. “ERISA Affiliate” means any member of any group of organizations under common control described in Sections 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA of which the Company or any of its subsidiaries is a member.

hh) Internal Controls and Procedures. The Company maintains a system of internal accounting controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in XBRL included or incorporated by reference in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

ii) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; and such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

jj) Cybersecurity; Data Protection. Except in each case as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; and (iii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

Any certificate signed by an officer of the Company and delivered to the Managers or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set forth in Schedule II hereto opposite its name at a purchase price set forth in Schedule I hereto.

3. Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the second business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for the Securities shall be made against delivery to you on the Closing Date for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred (X) any downgrading nor shall any notice have been given of any intended or potential downgrading (A) below Baa2 or BBB (or equivalent rating) with respect to the Company’s senior indebtedness or (B) below Baa3 or BB+ (or equivalent rating) with respect to the Company’s subordinated indebtedness, or of any review for a possible change that does not indicate the direction of the possible change, or (Y) any downgrading nor shall any notice have been given of any intended or potential downgrading below (A) Baa2 or BBB (or equivalent rating) long term rating or (B) below A-2 or P-2 (or equivalent rating) short-term rating, in each case, accorded the Company, or of any review for a possible change that does not indicate the direction of the possible change, in the case of (X) and (Y), by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date, an opinion and 10b-5 letter of Davis Polk & Wardwell LLP, outside counsel for the Company, dated the Closing Date, in a form satisfactory to the Underwriters and to the effect set forth in Exhibits A-1 and Exhibit A-2 hereto; the Underwriters shall have received on the Closing Date, an opinion of in-house counsel for the Company, dated the Closing Date, in a form satisfactory to the Underwriters and to the effect set forth in Exhibit B hereto.

(d) The Underwriters shall have received on the Closing Date, an opinion and 10b-5 letter of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated the Closing Date, in a form satisfactory to the Underwriters.

The opinion of counsel for the Company described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(e) The Underwriters shall have received, on each of the date hereof and the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP (with respect to the financial information of the Company included or incorporated by reference in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus and the Prospectus), independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c) To furnish to you a copy of each proposed Issuer Free Writing Prospectus and not to use or refer to any proposed Issuer Free Writing Prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the

Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and PricewaterhouseCoopers LLP in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any Issuer Free Writing Prospectus and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) any fees charged by the rating agencies for the rating of the Securities, (v) the cost of the preparation, issuance and delivery of the Securities, (vi) the costs and charges of any trustee, transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing this Agreement, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(j) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption. References herein to the Registration Statement shall include any such new registration statement declared effective by the Commission.

(k) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Managers identified in Schedule I hereto with the authorization to release this lock-up on behalf of the Underwriters).

(l) To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in the form attached as Schedule III hereto, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Issuer Free Writing Prospectus, road show, or the Prospectus or any amendment or supplement thereto. The Company acknowledges that the statements set forth in the sixth and twelfth paragraphs under the heading “Underwriting” regarding concessions and stabilizing transactions in the Time of Sale Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Time of Sale Prospectus, any Issuer Free Writing Prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b).

The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (less underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities as set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

If the Underwriters terminate their obligations hereunder pursuant to this Section 9, the Company’s only obligation to the Underwriters hereunder shall be limited to the Company’s obligations under Section 8, the representations and warranties of the Company under Section 1 and payment of expenses referred to in Section 6(i) hereof.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

If any Underwriter defaults pursuant to this Section 10, the Company shall not be obligated to reimburse such defaulting Underwriter for its out-of-pocket expenses.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For the purposes of this Section 14:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

1. a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

2. a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

3. a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

[Signature page follows]

Very truly yours,

ASSURANT, INC.

By:	/s/ Richard Dziadzio
Name: Richard Dziadzio
Title: Executive Vice President, Chief Financial Officer

[Assurant – Signature Page to Underwriting Agreement]

Accepted as of the date hereof

J.P. Morgan Securities LLC Wells Fargo Securities, LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

By:	J.P. Morgan Securities LLC

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Executive Director

By:	Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

[Assurant – Signature Page to Underwriting Agreement]

SCHEDULE I

Managers:	J.P. Morgan Securities LLC Wells Fargo Securities, LLC

Title of Securities to be purchased:	6.100% Senior Notes due 2026 (the “Senior Notes”)

Indenture:	Indenture, dated as of March 28, 2013, between the Company and the Trustee, as supplemented by the First Supplemental Indenture, between the Company and the Trustee, dated as of the Closing Date, and the officers’ certificate to be issued relating to the Senior Notes

Aggregate Principal Amount:	$175,000,000

Over-Allotment Option:	None

Trustee:	U.S. Bank Trust Company, National Association (successor to U.S. Bank National Association)

Registration Statement File No.:	333-252343

Time of Sale Prospectus:

1.  Prospectus dated January 22, 2021

2.  The preliminary prospectus supplement dated February 21, 2023, relating to the Senior Notes

3.  Pricing Term Sheet, dated February 23, 2023, filed by the Company as a Free Writing Prospectus under Rule 433(d) under the Securities Act relating to the Senior Notes

Price to Public:	99.965%

Underwriting Discount:	0.600%

Closing Date and Time:	February 28, 2023, 10:00 a.m.

Sch-I-1

Closing Location:	Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017

Address for Notices to Underwriters:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Attention: Transaction Management

With a copy to:

Simpson Thacher & Bartlett LLP

Attn: Joseph Kaufman
425 Lexington Avenue
New York, New York 10017

Address for Notices to the Company:

Assurant, Inc.

Attn: Jay Rosenblum

260 Interstate North Circle SE

Atlanta, Georgia 30339

With a copy to:

Davis Polk & Wardwell LLP

Attn: Richard D. Truesdell, Jr.
450 Lexington Avenue
New York, New York 10017

Roadshow Consented to by the Managers:	Assurant Fixed Income Investor Update, February 2023

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SCHEDULE II

Underwriter	Principal Amount of Securities to be Purchased
J.P. Morgan Securities LLC	$50,750,000
Wells Fargo Securities, LLC	$50,750,000
Goldman Sachs & Co. LLC	$17,500,000
BMO Capital Markets Corp.	$6,125,000
KeyBanc Capital Markets Inc.	$6,125,000
Scotia Capital (USA) Inc.	$6,125,000
U.S. Bancorp Investments, Inc.	$6,125,000
Barclays Capital Inc.	$5,250,000
Citigroup Global Markets Inc.	$5,250,000
HSBC Securities (USA) Inc.	$5,250,000
Lloyds Securities Inc.	$5,250,000
Morgan Stanley & Co. LLC	$5,250,000
TD Securities (USA) LLC	$5,250,000

Total:	$175,000,000

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SCHEDULE III

Assurant, Inc.

$175,000,000 6.100% SENIOR NOTES DUE 2026

Issuer:	Assurant, Inc.

Expected Ratings / Outlook*:	[***] (Moody’s) / [***] (S&P)

Securities:	6.100% Senior Notes due 2026 (the “Senior Notes”)

Format:	SEC Registered

Trade Date:	February 23, 2023

Settlement Date**:	February 28, 2023 (T+3)

Maturity Date:	February 27, 2026

Aggregate Principal Amount:	$175,000,000

Price to Public:	99.965% of the principal amount

Underwriting Discount:	0.600%

Net Proceeds (before expenses) to Issuer:	$173,888,750

Benchmark Treasury:	4.000% due February 15, 2026

Benchmark Treasury Yield:	4.413%

Spread to Benchmark Treasury:	+170 basis points

Yield to Maturity:	6.113%

Coupon:	6.100%

Interest Payment Dates:	Semi-annually on each February 27 and August 27 of each year, commencing on August 27, 2023

Make-Whole Call:	Prior to January 27, 2026 (the date that is one month prior to their maturity date) (the “Par Call Date”), the Company may redeem the Senior Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Senior Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to, but excluding, the date of redemption, and (2) 100% of the principal amount of the Senior Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

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Par Call:	On or after the Par Call Date, the Company may redeem the Senior Notes at its option, in whole or in part, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Senior Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Day Count Convention:	30/360

Payment Business Days:	New York

CUSIP / ISIN Number:	04621X AP3 / US04621XAP33

Joint Book-Running Managers:	J.P. Morgan Securities LLC Wells Fargo Securities, LLC Goldman Sachs & Co. LLC

Co-Managers:

BMO Capital Markets Corp.

KeyBanc Capital Markets Inc.

Scotia Capital (USA) Inc.

U.S. Bancorp Investments, Inc.

Barclays Capital Inc.

Citigroup Global Markets Inc.

HSBC Securities (USA) Inc.

Lloyds Securities Inc.

Morgan Stanley & Co. LLC

TD Securities (USA) LLC

*

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time. Each security rating should be evaluated independently of any other security rating.

**

It is expected that delivery of the Senior Notes will be made against payment therefor on or about February 28, 2023, which is the third business day following the date hereof (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Senior Notes on any date prior to the second business day before delivery will be required, by virtue of the fact that the Senior Notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the Senior Notes who wish to trade the Senior Notes prior to the second business day before delivery hereunder should consult their own advisors.

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The issuer has filed a registration statement, including a prospectus, and a preliminary prospectus supplement with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Book-Running Managers will arrange to send you the prospectus if you request it by contacting J.P. Morgan Securities LLC at 1-212-834-4533 or Wells Fargo Securities, LLC at 1-800-645-3751.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Sch-III-3

EXHIBIT A-1

Form of Davis Polk & Wardwell LLP Opinion

February 28, 2023

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters named in

Schedule II to the Underwriting Agreement referred to below

c/o	J.P. Morgan Securities

383 Madison Avenue

New York, New York 10017

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, NC 28202

Ladies and Gentlemen:

We have acted as special counsel for Assurant, Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement dated February 23, 2023 (the “Underwriting Agreement”) with you and the other several Underwriters named in Schedule II (collectively, the “Underwriters”) thereto under which the Underwriters have severally agreed to purchase from the Company $175,000,000 aggregate principal amount of its 6.100% Senior Notes due 2026 (the “Securities”). The Securities are to be issued pursuant to the provisions of the Indenture (the “Base Indenture”), dated as of March 28, 2013, between the Company and U.S. Bank Trust Company, National Association (successor to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture (the “Supplemental Indenture”), dated as of February 28, 2023, between the Company and the Trustee and the officers’ certificate to be issued in connection with the offering of the Securities (the “Officers’ Certificate” and, together with the Base Indenture and the Supplemental Indenture, the “Indenture”), dated as of the date hereof.

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We have also participated in the preparation of the Company’s registration statement on Form S-3 (File No. 333-252343) (other than the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company, the preliminary prospectus supplement dated February 21, 2023 relating to the Securities (the “Preliminary Prospectus”), the free writing prospectus dated February 23, 2023 relating to the Securities set forth in Schedule III to the Underwriting Agreement (the “Free Writing Prospectus”) and the prospectus supplement dated February 23, 2023 relating to the Securities (the “Prospectus Supplement”), and have reviewed the Incorporated Documents. The

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registration statement became effective under the Act and the Base Indenture qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), upon the filing of the registration statement with the Commission on January 22, 2021 pursuant to Rule 462(e). In addition, we have examined evidence that the registration statement was declared effective under the Act and the Base Indenture qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on January 22, 2021. The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated January 22, 2021 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.” The Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement and the Free Writing Prospectus are hereinafter called the “Disclosure Package.”

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate, (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate and (viii) the laws of the jurisdiction governing the agreements listed in Annex A hereto that are not governed by the laws of the State of New York are identical to the laws of the State of New York.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

1.

The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, and the Company has corporate power and authority to issue the Securities, to enter into the Underwriting Agreement and to perform its obligations thereunder.

2.

The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (y) the enforceability of any waiver of rights under any usury or stay law or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

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3.

The Securities have been duly authorized and when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued, provided that we express no opinion as to (y) the enforceability of any waiver of rights under any usury or stay law or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

4.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

5.

The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

6.

The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Indenture, the Securities and the Underwriting Agreement (collectively, the “Documents”) will not contravene (i) any provision of the statutory laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents, or the General Corporation Law of the State of Delaware, provided that we express no opinion as to federal or state securities laws, (ii) the certificate of incorporation, as amended, or by-laws of the Company, or (iii) any agreement that is specified in Annex A hereto; provided that we express no opinion in clause (iii) as to compliance with any financial or accounting test, or any limitation or restriction expressed as a dollar (or other currency) amount, ratio or percentage in any of the agreements specified in Annex A.

7.

No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents, or the General Corporation Law of the State of Delaware is required for the execution, delivery and performance by the Company of its obligations under the Documents, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

We have considered the statements included in the Disclosure Package and Prospectus under the captions “Description of the Notes” and “Description of Debt Securities We May Offer” insofar as they summarize provisions of the Indenture and the Securities. In our opinion, such statements fairly summarize these provisions in all material respects. The statements included in the Disclosure Package and Prospectus under the caption “Material U.S. Federal Income Tax Consequences,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, in our opinion fairly and accurately summarize the matters referred to therein in all material respects.

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In rendering the opinions in paragraphs (2) through (4) above, we have assumed that each party to the Documents has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization (other than as expressly covered above in respect of the Company). In addition, we have assumed that (i) the execution, delivery and performance by each party thereto of each Document to which it is a party, (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party, and (ii) each Document (other than the Underwriting Agreement) is a valid, binding and enforceable agreement of each party thereto (in each case other than as expressly covered above in respect of the Company).

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, except that we express no opinion as to any law, rule or regulation that is applicable to the Company, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This opinion may not be relied upon by you or the other several Underwriters for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

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Annex A

1.	Master Transaction Agreement, dated as of September 9, 2015, by and between Assurant, Inc. and Sun Life Assurance Company of Canada.

2.	Amended and Restated Agreement and Plan of Merger, dated as of January 8, 2018, by and among Assurant, Inc., TWG Holdings Limited, TWG Re, Ltd., Arbor Merger Sub, Inc. and Spartan Merger Sub, Ltd.

3.	Letter Agreement, dated as of May 31, 2018, by and among Assurant, Inc., TWG Holdings Limited, TWG Re, Ltd and Spartan Merger Sub, Ltd.

4.	Equity Purchase Agreement, dated as of March 8, 2021, by and among Assurant, Inc., Interfinancial Inc., CMFG Life Insurance Company and TruStage Global Holdings, ULC.

5.	Senior Debt Indenture, dated as of February 18, 2004, between Assurant, Inc. and U.S. Bank National Association, successor to SunTrust Bank, as trustee.

6.	Indenture, dated as of March 28, 2013, between Assurant, Inc. and U.S. Bank National Association, as trustee.

7.	First Supplemental Indenture, dated as of February 28, 2023, between Assurant, Inc. and U.S. Bank Trust Company, National Association, as trustee.

8.	Subordinated Indenture, dated as of March 27, 2018, between Assurant, Inc. and U.S. Bank National Association, as trustee.

9.

Second Amended and Restated Credit Agreement, dated as of December 9, 2021, among Assurant, Inc., as borrower, certain lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as syndication agent.

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EXHIBIT A-2

Form of Davis Polk & Wardwell LLP 10b-5 Letter

February 28, 2023

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters named in

Schedule II to the Underwriting Agreement referred to below

c/o	J.P. Morgan Securities

383 Madison Avenue

New York, New York 10017

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, NC 28202

Ladies and Gentlemen:

We have acted as special counsel for Assurant, Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement dated February 23, 2023 (the “Underwriting Agreement”) with you and the other several Underwriters named in Schedule II (collectively, the “Underwriters”) thereto under which the Underwriters have severally agreed to purchase from the Company $175,000,000 aggregate principal amount of its 6.100% Senior Notes due 2026 (the “Securities”). The Securities are to be issued pursuant to the provisions of the Indenture (the “Base Indenture”), dated as of March 28, 2013, between the Company and U.S. Bank Trust Company, National Association (successor to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture (the “Supplemental Indenture”), dated as of February 28, 2023, between the Company and the Trustee and the officers’ certificate to be issued in connection with the offering of the Securities (the “Officers’ Certificate” and, together with the Base Indenture and the Supplemental Indenture, the “Indenture”), dated as of the date hereof.

We have participated in the preparation of the Company’s registration statement on Form S-3 (File No. 333-252343) (other than the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company and have participated in the preparation of the preliminary prospectus supplement dated February 21, 2023 (the “Preliminary Prospectus Supplement”) relating to the Securities, the free writing prospectus dated February 23, 2023 relating to the Securities set forth in Schedule III to the Underwriting Agreement (the “Free Writing Prospectus”) and the prospectus supplement dated February 23, 2023 relating to the Securities (the “Prospectus Supplement”), and have reviewed the Incorporated Documents. The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated January 22, 2021 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Preliminary

Ex-A-2-1

Prospectus Supplement and Free Writing Prospectus, are hereinafter referred to as the “Disclosure Package.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

We have, without independent inquiry or investigation, assumed that all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information. Furthermore, many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Disclosure Package and Prospectus under the captions “Description of the Notes”, “Description of Debt Securities We May Offer” and “Material U.S. Federal Income Tax Consequences”). However, in the course of our acting as counsel to the Company in connection with the preparation of the Registration Statement, the Disclosure Package and the Prospectus, we have generally reviewed and discussed with your representatives and your counsel and with certain officers and employees of, and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

(i)

the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

(ii)	nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Securities:

(a)

on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b)

at 2:10 P.M. New York City time on February 23, 2023, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

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(c)

the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package, the Prospectus, or the Statement of Eligibility of the Trustee on Form T-1. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

This letter is delivered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This letter may not be relied upon by you or the other several Underwriters for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

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EXHIBIT B

Form of In-House Opinion

February 28, 2023

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10017

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, NC 28202

as Representatives of the several Underwriters named in

Schedule II to the Underwriting Agreement referred to below

Ladies and Gentlemen:

Together with other attorneys working under my supervision, I, as Executive Vice President, Chief Legal Officer, have acted as counsel to Assurant, Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement, dated February 28, 2023 (the “Underwriting Agreement”), with you and the other several Underwriters named in Schedule II thereto (collectively, the “Underwriters”) under which the Underwriters have severally agreed to purchase from the Company $175,000,000 aggregate principal amount of its 6.100% Senior Notes due 2026 (the “Securities”). The Securities are to be issued pursuant to the provisions of the Indenture (the “Base Indenture”), dated as of March 28, 2013, between the Company and U.S. Bank Trust Company, National Association (successor to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture (the “Supplemental Indenture”), dated as of the date hereof, between the Company and the Trustee, and the officers’ certificate to be issued in connection with the offering of the Securities (the “Officers’ Certificate” and, together with the Base Indenture and the Supplemental Indenture, the “Indenture”), dated as of the date hereof. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Underwriting Agreement.

I, or attorneys under my supervision, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as I, or attorneys under my supervision, have deemed necessary or advisable for the purpose of rendering this opinion.

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In rendering the opinions expressed herein, I, or attorneys under my supervision, have, without independent inquiry or investigation, assumed that (i) all documents submitted to me as originals are authentic and complete, (ii) all documents submitted to me, or attorneys under my supervision, as copies conform to authentic, complete originals, (iii) all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by me, or attorneys under my supervision, prior to such formatting, (iv) all signatures on all documents that I, or attorneys under my supervision, reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company) and (vii) all statements in certificates of public officials that I, or attorneys under my supervision, reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, I am of the opinion that:

1.

The Company has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus.

2.

The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

3.

Each of the Company’s Significant Subsidiaries has been duly incorporated or formed and is validly existing as a corporation, limited liability company, partnership or other legal entity in good standing under the laws of the jurisdiction of its incorporation or formation, and each has corporate, limited liability company, partnership or other power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus; each Significant Subsidiary is duly qualified as a foreign corporation, limited liability company, partnership or other entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

4.

To my knowledge and other than as set forth in the Time of Sale Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is subject which might reasonably be expected to result in a Material Adverse Effect or which is required to be disclosed in the Registration Statement.

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5.

The Company and each Significant Subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to have or obtain such certificate, authorization, permit, license, approval, consent or other authorization would not individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

This opinion letter is limited to the opinion expressly set forth herein, as qualified, and no opinion is implied or may be inferred beyond the opinion expressly so stated.

This opinion letter is rendered as of the date hereof, and I undertake no, and hereby disclaim any, obligation to advise you of any changes of law or any new developments which might affect any matters or the opinions set forth herein, or otherwise update this opinion letter.

I am a member of the Bars of the District of Columbia and the State of Maryland, and the foregoing opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This opinion may not be relied upon by you or the several other Underwriters for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without my prior written consent.

Very truly yours,

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